Exhibit 99.1

Date:	20 November 2017

To:	MARVEL FINANCE LIMITED (“Party A”)

From:	VANTAGE ULTIMATE LIMITED (“Party B”); and

CLEANTECH SOLUTIONS INTERNATIONAL, INC. (“CLNT”)

Dear Sirs,

Share Swap – 51% of the issued share capital (1,348,241 shares) of Integrated Media Technology Limited (“IMT”) in exchange for shares and promissory notes of CLNT made between Party A and Party B (together the “Parties”, and each a “Party”).

The purpose of this letter (this “Letter”) is to confirm that the Parties have agreed to swap shares in the following manner:

1.	Party A shall transfer or allocate, or arrange to be transferred or allocated, with full legal title, free of any rights, interest or any other encumbrances, 51% of the issued share capital of IMT as at the date of completion of this transaction, valued at USD13,482,410 (based on 1,348,241ordinary voting shares (the “IMT Shares”) and the price of the USD10 per IMT Share), to Party B, a wholly owned subsidiary of CLNT, on or before the date falling four months after the date of the definitive agreement to be entered into by the Parties (or such other date as shall be agreed by the Parties), and Party A shall execute all documents and do everything necessary to ensure that Party B will own the full legal and beneficial title to the IMT Shares.

2.	Party B shall issue and allocate, or arrange to be issued and allocated, with full legal title, free of any rights, interest or any other encumbrances, (i) such number of ordinary voting shares of CLNT (the “CLNT Shares”), representing 19.5% of the issued share capital of CLNT from the definitive agreement to be entered into by the Parties, and (ii) a 5 year interest free promissory note (the “Promissory Note”) in a principal amount of USD11,482,410, to Party A on or before the date falling four months after the date of the definitive agreement to be entered into by the Parties (or such other date as shall be agreed between the Parties), and Party B shall, or shall cause to, execute all documents and do everything necessary to ensure that Party A will own the full legal and beneficial title to the CLNT Shares and the Promissory Note.

3.	Party B and CLNT hereby, jointly and severally, agree and undertake to Party A, that after completion of the transaction contemplated in this Letter, CLNT will, or CLNT will procure IMT to, as and when required by Party A, raise funds for existing and new business of IMT (in the form of a loan or convertible into shares for the corresponding subsidiaries at their option at reasonable terms) in accordance with terms and conditions to be agreed between CLNT or IMT (as the case may be) and investors introduced by Party A, provided that the number of shares to be issued by CLNT or IMT for each fund raising shall be less than 20% of the issued share capital of CLNT or IMT (as the case may be) at the relevant time.

4.	Party B hereby agrees and undertakes to Party A not to alter the existing management control of Marvel Digital Limited, a subsidiary of IMT.

The obligations of the Parties to consummate the transaction are subject to (a) the satisfactory completion of legal and financial due diligence, (b) fulfillment of all necessary consents, approvals, permits and/or authorisations by each Party with respect to the transaction, (c) entry into documentation satisfactory to Party A and Party B, and (d) within one month from the date of this Letter (or such other date as shall be agreed by the Parties), entry into a definitive agreement satisfactory to Party A and Party B.

This Letter shall be governed by, and construed in accordance with, the laws of Hong Kong and the parties submit to the non-exclusive jurisdiction of the Hong Kong courts.

Yours faithfully,

Executed

for and on behalf of

VANTAGE ULTIMATE LIMITED

/s/ Tak Yin Yip
Tak Yin Yip CHIEF OPERATING OFFICER

We hereby acknowledge and agree to the terms contained in this Letter.

DATED: 20 November 2017

Executed

for and on behalf of

CLEANTECH SOLUTIONS INTERNATIONAL, INC.

/s/ Tak Yin Yip
Tak Yin Yip CHIEF OPERATING OFFICER

Executed

for and on behalf of

MARVEL FINANCE LIMITED

/s/ Lee Ying Chiu Herbert
Lee Ying Chiu Herbert DIRECTOR